OLD MUTUAL FUNDS II

AMENDMENT TO AMENDED AND RESTATED
EXTENDED EXPENSE LIMITATION AGREEMENT

THIS AMENDMENT dated as of the close of business on August 17, 2009 to the Amended and Restated Extended Expense Limitation Agreement dated January 23, 2008 (the “Extended Expense Limitation Agreement”), by and between Old Mutual Funds II (“OMF II”) and Old Mutual Capital, Inc., shall be as follows:

WHEREAS, effective as of the close of business on August 17, 2009, the Old Mutual Advantage Growth Fund and the Old Mutual Discover Value Fund are liquidated and dissolved.

NOW THEREFORE, the parties agree as follows:

1.	Schedules A through D to the Extended Expense Limitation Agreement shall be replaced with the Schedules A through D attached hereto.

2.	Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Extended Expense Limitation Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their respective duly authorized officers, to be effective as of the day and year first written above.

	OLD MUTUAL FUNDS II		OLD MUTUAL CAPITAL, INC.

By:	/s/ Robert T. Kelly	By:	/s/ Mark E. Black
Name:	Robert T. Kelly	Name:	Mark E. Black
Title:	Treasurer	Title:	Chief Financial Officer

SCHEDULE A
DATED AS OF THE CLOSE OF BUSINESS ON AUGUST 17, 2009
TO
AMENDED AND RESTATED EXTENDED EXPENSE LIMITATION AGREEMENT
BETWEEN
OLD MUTUAL FUNDS II
AND
OLD MUTUAL CAPITAL, INC.
DATED JANUARY 23, 2008

	Class A Expense Limit	Class C Expense Limit	Institutional Class Expense Limit	Class Z Expense Limit

This Agreement relates to the following Portfolios of the Trust:

Equity Funds
Old Mutual Analytic U.S. Long/Short Fund	3.00%	3.75%	2.75%	2.75%
Old Mutual Barrow Hanley Value Fund	3.00%	3.75%	2.75%	2.75%
Old Mutual Columbus Circle Technology and Communications Fund	3.00%	3.75%	2.75%	2.75%
Old Mutual Focused Fund	3.00%	3.75%	2.75%	2.75%
Old Mutual Growth Fund	3.00%	3.75%	2.75%	2.75%
Old Mutual Heitman REIT Fund	3.00%	3.75%	2.75%	2.75%
Old Mutual Large Cap Growth Fund (formerly known as the Old Mutual Large Cap Growth Concentrated Fund)	3.00%	3.75%	2.75%	2.75%
Old Mutual Strategic Small Company Fund	3.00%	3.75%	2.75%	2.75%
Old Mutual TS&W Mid-Cap Value Fund	3.00%	3.75%	2.75%	2.75%
Old Mutual TS&W Small Cap Value Fund	3.00%	3.75%	2.75%	2.75%

Fixed Income Funds
Old Mutual Barrow Hanley Core Bond Fund	N/A	N/A	2.75%	N/A
Old Mutual Cash Reserves Fund	3.00%	3.75%	2.75%	2.75%
Old Mutual Dwight High Yield Bond Fund	N/A	N/A	2.75%	N/A
Old Mutual Dwight Intermediate Fixed Income Fund	3.00%	3.75%	2.75%	2.75%
Old Mutual Dwight Short Term Fixed Income Fund	3.00%	3.75%	2.75%	2.75%